                                                                   EXHIBIT 99.14

INDEPENDENT AUDITORS' REPORT

The Partners
EquiStar Hotel Investors, L.P.:

    We have audited the accompanying statements of operations and cash flows of the Orange County Airport Hilton (the "Hotel") for the period from January 1, 1996 to February 22, 1996 (date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended December 31, 1995, 1994 and 1993. These financial statements are the responsibility of the Hotel's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of the Orange County Airport Hilton's operations and its cash flows for the period from January 1, 1996 to February 22, 1996 and the years ended December 31, 1995, 1994 and 1993 in conformity with generally accepted accounting principles.

                                                           KPMG Peat Marwick LLP

Washington, D.C.
April 20, 1996

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ORANGE COUNTY AIRPORT HILTON
STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM JANUARY 1, 1996 TO FEBRUARY 22, 1996
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.) AND
THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                            1996          1995           1994           1993
                                                        ------------  -------------  -------------  -------------
Revenue:
  Rooms...............................................  $    854,685      4,564,294      3,479,926      3,137,865
  Food and beverage...................................       409,200      2,554,156      2,188,612      2,204,286
  Other operating departments.........................        48,828        314,723        239,755        183,980
                                                        ------------  -------------  -------------  -------------
                                                           1,312,713      7,433,173      5,908,293      5,526,131
                                                        ------------  -------------  -------------  -------------
Operating costs and expenses:
  Rooms...............................................       254,389      1,302,612      1,009,792        875,825
  Food and beverage...................................       346,563      1,882,782      1,617,235      1,543,846
  Other operating departments.........................        23,005        147,896        116,224         84,197
Undistributed operating expenses:
  Administrative and general..........................       222,566      1,050,388      1,022,104        869,499
  Sales and marketing.................................       126,979        692,052        452,070        449,615
  Management fees.....................................        35,000        210,000        197,500        150,000
  Property operating costs............................        96,410        763,258        704,873        691,160
  Property taxes, insurance and other.................        57,301        342,177        386,464        467,055
  Depreciation and amortization.......................       112,129        832,958        798,442        854,566
  Interest expense....................................       608,294      3,510,997      2,688,580      2,193,590
                                                        ------------  -------------  -------------  -------------
Total expenses........................................     1,882,636     10,735,120      8,993,284      8,179,353
                                                        ------------  -------------  -------------  -------------
Net loss..............................................  $   (569,923)    (3,301,947)    (3,084,991)    (2,653,222)
                                                        ------------  -------------  -------------  -------------
                                                        ------------  -------------  -------------  -------------

See accompanying notes to financial statements.

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ORANGE COUNTY AIRPORT HILTON
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 1996 TO FEBRUARY 22, 1996
(DATE OF ACQUISITION BY EQUISTAR HOTEL INVESTORS, L.P.)
AND THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                1996         1995         1994         1993
                                                             -----------  -----------  -----------  -----------
Cash flows from operating activities:
  Net loss.................................................  $  (569,923)  (3,301,947)  (3,084,991)  (2,653,222)
  Adjustments to reconcile net loss to net cash provided by
    operating activities:
      Depreciation and amortization........................      112,129      832,958      798,442      854,566
      Decrease (increase) in accounts receivable...........      (56,580)    (198,792)     (27,765)     203,192
      Decrease (increase) in other assets..................       67,637      (42,736)      26,502       38,421
      Increase (decrease) in accounts payable and accrued
        expenses...........................................      296,914      540,514       11,866      (12,467)
      Increase in accrued interest.........................      358,294    3,010,996    2,568,580    2,167,618
                                                             -----------  -----------  -----------  -----------
  Total adjustments........................................      778,394    4,142,940    3,377,625    3,251,330
                                                             -----------  -----------  -----------  -----------
Net cash provided by operating activities..................      208,471      840,993      292,634      598,108
                                                             -----------  -----------  -----------  -----------
Cash flows used by investing activities--additions to
  hotel....................................................           --      (76,435)     (54,925)     (17,811)
                                                             -----------  -----------  -----------  -----------
Cash flows from financing activities:
  Repayments of note payable...............................           --      (30,099)     (55,000)          --
  Capital distributions....................................      (43,445)    (896,802)    (274,594)    (397,073)
  Increase (decrease) in bank overdrafts...................     (165,026)     162,343       91,885     (183,224)
                                                             -----------  -----------  -----------  -----------
Net cash used by financing activities......................     (208,471)    (764,558)    (237,709)    (580,297)
                                                             -----------  -----------  -----------  -----------
Net increase in cash.......................................           --           --           --           --
Cash at beginning of period................................           --           --           --           --
                                                             -----------  -----------  -----------  -----------
Cash at end of period......................................  $        --           --           --           --
                                                             -----------  -----------  -----------  -----------
                                                             -----------  -----------  -----------  -----------
Supplemental disclosure of cash flow information:
  Cash paid for interest...................................  $   250,000      500,000      120,000       25,972
                                                             -----------  -----------  -----------  -----------
                                                             -----------  -----------  -----------  -----------

See accompanying notes to financial statements.

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ORANGE COUNTY AIRPORT HILTON
Notes to Financial Statements
For the period from January 1, 1996 to February 22, 1996
(date of acquisition by EquiStar Hotel Investors, L.P.) and the years ended December 31, 1995, 1994 and 1993

(1) ORGANIZATION

    The Orange County Airport Hilton (the "Hotel") is located near the Orange County Airport in Irvine, California, approximately 45 miles from Los Angeles. The Hotel opened in 1976 and was operated under a franchise agreement with Radisson Hotels International, Inc. during the periods under audit. Since April 1, 1996, the Hotel has been operating as a Hilton. The Hotel has 290 rooms, an outdoor pool and jacuzzi, fitness center and same day valet service. The dining facilities include Mimi's Grill and The Promenade Lounge. The Hotel has approximately 30,000 square feet of meeting space.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The accounts of the Hotel were included in the financial records of GMY Investment Company ("GMY"), a limited partnership which owned the Hotel until it was sold to EquiStar on February 22, 1996 for $19,200,000. The accompanying statements of operations and cash flows include the accounts of the Hotel only, as if it were a separate legal entity, and have been prepared using the accrual basis of accounting.

    DEPRECIATION

    Depreciation is computed on the cost of hotel property and equipment using the Modified Accelerated Cost Recovery method over 39 and 31.5 years for the building and building improvements and over five to seven years for furniture, fixtures and equipment.

    BAD DEBT EXPENSE

    Bad debt expense is accounted for using the allowance method. Management reviews the aging of accounts receivable and other current information on debtors to establish an allowance for doubtful accounts. Write-offs occur when management deems a receivable uncollectible.

    REVENUE

    Revenue is earned primarily through the operations of the Hotel and recognized when earned.

    INCOME TAXES

    The financial statements contain no provision for federal income taxes since the Hotel was owned by a partnership and, therefore, all federal income tax liabilities were passed through to the individual partners in accordance with the partnership agreement and the Internal Revenue Code.

    USE OF ESTIMATES

    Management has made a number of estimates and assumptions to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

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ORANGE COUNTY AIRPORT HILTON
NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(3) INTEREST EXPENSE

    GMY entered into a promissory note with an original balance of $19,000,000 in June 1989. Interest accrued at 10% for the first year, and then adjusted to the Bank of America National Trust and Savings Association prime rate as announced from time to time. On December 1, 1991, GMY stopped making scheduled interest and principal payments and the note was in default. From the default date, interest was computed using the prime rate plus four percentage points on the outstanding balance plus any accrued interest.

(4) RELATED-PARTY TRANSACTIONS

    The Hotel incurred management fees of $35,000, $210,000, $197,500 and $150,000 for the period from January 1, 1996 to February 22, 1996 and the years ended December 31, 1995, 1994 and 1993, respectively. The management fees were paid to an affiliate of the Hotel.

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